Report of Independent Registered Public Accounting Firm

To the Board of Directors of VALIC Company I and Shareholders for each of the funds listed in the table below

In planning and performing our audits of the financial statements of each of the funds listed in the table below (thirty-four of the funds constituting VALIC Company I, hereafter referred to as the "Series") as of and for the year ended May 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Series' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Series' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Series' internal control over financial reporting.
VALIC Company I Funds
Asset Allocation Fund
Inflation Protected Fund
Blue Chip Growth Fund
International Equities Index Fund
Broad Cap Value Income Fund
International Government Bond
Fund
Capital Conservation Fund
International Growth Fund
Core Equity Fund
Large Cap Core Fund
Dividend Value Fund
Large Capital Growth Fund
Dynamic Allocation Fund
Mid Cap Index Fund
Emerging Economies Fund
Mid Cap Strategic Growth Fund
Foreign Value Fund
Nasdaq-100(r) Index Fund
Global Real Estate Fund
Science & Technology Fund
Global Social Awareness Fund
Small Cap Aggressive Growth
Fund
Global Strategy Fund
Small Cap Fund
Government Money Market I Fund
(formerly Money Market I Fund)
Small Cap Index Fund
Government Securities Fund
Small Cap Special Values Fund
Growth Fund
Small-Mid Growth Fund
Growth & Income Fund
Stock Index Fund
Health Sciences Fund
Value Fund

The management of the Series is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of each fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of each fund are being made only in accordance with authorizations of management and directors of each fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of each fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Series' annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Series' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United
States). However, we noted no deficiencies in the Series' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of May 31, 2017.
This report is intended solely for the information and use of management and the Board of Directors of VALIC Company I and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
Houston, Texas
July 28, 2017